                               1,250,000 SHARES*

                             BTU INTERNATIONAL, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               December 12, 2005

NEEDHAM & COMPANY, LLC
 As Representatives of the several Underwriters
 c/o Needham & Company, LLC
 445 Park Avenue
 New York, New York 10022

Ladies and Gentlemen:

BTU International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,250,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to you and to the several other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 187,500 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the "Option Shares"). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

The Company confirms as follows its agreement with the Representatives and the several other Underwriters.

      1   Agreement to Sell and Purchase.

      (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $12.285 for each Firm Share.

      (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 187,500 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

----------

* Plus an option to purchase up to an additional 187,500 shares to cover over-allotments.

      2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Needham & Company, LLC, 445 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(b) hereof is determined after 4:30 P.M., Washington D.C. time, the fourth) business day following the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

      To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

      Delivery of the Firm Shares and the Option shares shall be made through the facilities of The Depository Trust Company unless Needham & Company, LLC shall otherwise instruct.

      3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

      (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-129766) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus, including the documents incorporated by reference therein, as contemplated by Rules 430, 430A, 430B and 430C of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rules 430A, 430B or 430C of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all documents incorporated by reference therein, financial statements and all exhibits and schedules thereto and any information deemed to be included by Rules 430A, 430B or 430C, and includes any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations. The term "Pricing Prospectus" as used herein means the preliminary prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 3(b) hereof). The term "Prospectus" means the prospectus, including the documents incorporated by reference therein, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus, including the Pricing Prospectus, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference. Any reference herein to "Issuer Free Writing Prospectus" refers to any "issuer free writing prospectus" as defined in Rule 433 under the Act.

      (b) For the purposes of this Agreement, the "Applicable Time" is 6:30 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, if any, and other documents listed on Schedule III(a) hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus listed on Schedule III(b) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Pricing Prospectus or an Issuer Free Writing Prospectus.

      (c) No order preventing or suspending the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the date any preliminary prospectus, including the Pricing Prospectus, is filed with the Commission, the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, any preliminary prospectus, including the Pricing Prospectus, and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in any preliminary prospectus, including the Pricing Prospectus, or Prospectus, did and will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations under the Exchange Act (the "Exchange Act Rules and Regulations"), and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each preliminary prospectus, on the date it is filed with the Commission, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto.

      (d) The documents that are incorporated by reference in any preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they were or are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto subsequent to the Effective Date shall, when such documents are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

      (e) The Company acknowledges that the public offering price and the statements set forth in the second, eighth, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the heading "Underwriting" in the Pricing Prospectus and Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

      (f) The Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Exhibit 21 to Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation or other entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. The Company and each of its Subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and each of its

Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or its business, properties, condition (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a "Material Adverse Effect"). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate or articles of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

      (g) The Company has authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Pricing Prospectus and Prospectus as of the date set forth therein. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company included in the Registration Statement, the Pricing Prospectus and Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. Except as set forth in the Pricing Prospectus and the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the Company's stock option plans from the shares reserved therefore or in connection with the purchase of shares of the Company's Common Stock pursuant to the Company's employee stock purchase plan from the shares reserved therefore, each as described in the Registration Statement). No further approval or authority of stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.

      (h) The financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Pricing Prospectus and the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement, the Pricing Prospectus or the Prospectus. Vitale, Caturano & Company, Ltd. (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board ("PCAOB"). The summary and selected consolidated financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

      (i) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus and prior to or on the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the

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Company's stock option plans from the shares reserved therefor or in connection with the purchase of shares of the Company's Common Stock pursuant to the Company's employee stock purchase plan from the shares reserved therefor, each as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

      (j) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

      (k) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company, or any of its Subsidiaries or any of their officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.

      (l) The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will not be, in violation of any provision of its certificate or articles of organization or by-laws or other organizational documents.

      (m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or so-called Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

      (n) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation or by-laws of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

      (o) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Pricing Prospectus and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Pricing Prospectus and the Prospectus or are not material to the

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business of the Company or its Subsidiaries. The Company and its Subsidiaries
have valid, subsisting and enforceable leases for the properties described in the Pricing Prospectus and the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

      (p) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any "variable interests" in "variable interest entities," as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution may be limited by Federal and state securities laws or the public policy underlying such laws.

      (q) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 5 of this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

      (r) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, Issuer Free Writing Prospectuses listed on Schedules III(a) or III(b) hereto, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      (s) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

      (t) The Common Stock is registered under Section 12(g) of the Exchange Act, and the Company has filed a notice of listing additional shares with the NASDAQ National Market ("NASDAQ") and has not been informed that such application has been rejected by the NASDAQ. The Company has taken all necessary actions within its control to ensure that it will be in compliance with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules that are then in effect. The issuance and sale of Shares contemplated by this Agreement does not require the prior approval of the Company's stockholders pursuant to NASDAQ Marketplace Rule 4350(i)(1)(D).

      (u) Except as disclosed in or specifically contemplated by the Pricing Prospectus and the Prospectus (i) each of the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, "Intellectual Property") and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted, and, to the Company's knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, where such infringement could have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property, (iv) there is no claim being made against the Company or any of its Subsidiaries or, to the knowledge of the Company, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property or other infringement that could have a Material Adverse Effect, and
(v) the Company and its Subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

      (v) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due, other than those being contested. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would have a Material Adverse Effect.

      (w) Except as disclosed in the Pricing Prospectus and the Prospectus, the Company or its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Pricing Prospectus and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations) except where such noncompliance would not have a Material Adverse Effect.

      (x) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      (y) Neither the Company nor any of its Subsidiaries has nor, to the Company's knowledge, any of its or their respective employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

      (z) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of the Subsidiaries maintains a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have duly made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct as of the respective dates thereof. The Company has established "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information that have been identified by management; and (ii) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

      (aa) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are in effect, is implementing the provisions thereof in accordance thereof, and is actively taking steps designed to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions.

      (bb) No material labor dispute with the employees of the Company or any of its Subsidiaries exist except as described in the Pricing Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company (without having conducted any independent investigation) is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufactures or contractors that might result in a Material Adverse Effect.

      (cc) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by, the Company or any Subsidiary (or, to the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment ("Environmental Law"), except as disclosed, or not required to be disclosed, in the Pricing Prospectus and the Prospectus or as would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as disclosed, or not required to be disclosed, in the Pricing Prospectus and the Prospectus. Except as disclosed, or not required to be disclosed, in the Pricing Prospectus and the Prospectus, there is no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary.

      (dd) As the time of filing of the Registration Statement the Company was not, and the Company on the date of this Agreement is not, an "ineligible issuer" as defined under Rule 405 under the Act.

      4. Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

      (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have reasonably objected thereto in good faith.

      (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of
Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement, the Pricing Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Pricing Prospectus or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, 430B or 430C of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A, 430B and 430C and notify the Representatives promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations. The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

      (c) The Company will furnish to each Representative, without charge, one conformed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

      (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

      (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of each Issuer Free Writing Prospectus and Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. Until the termination of the offering of the Shares by the Underwriters, without the prior approval of the Representatives, which approval will not be unreasonably withheld, the Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations if such document would be deemed to be incorporated by reference into the Prospectus, unless such document is required to be filed by the Company under the Exchange Act or the Exchange Act Rules and Regulations, in which case the Company will provide a copy of such document to the Representatives as soon as reasonably possible prior to the filing thereof with the Commission, but the approval of the Representatives shall not be required prior to the required filing thereof.

      (f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

      (g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail.

      (h) The Company will make generally available to holders of its securities no later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act

(including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

      (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Issuer Free Writing Prospectus, Prospectus and any amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus,
(ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on NASDAQ, (vi) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, subject to a cap of $15,000, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, subject to a cap of $2,000, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and of the Accountants, (ix) the transfer agent for the Shares, and (x) any travel expenses of the Company's officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares.

      (j) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

      (k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Pricing Prospectus and the Prospectus under the caption "Use of Proceeds."

      (l) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, LLC, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to stock option plans or employee stock purchase plans disclosed in the Pricing Prospectus and the Prospectus) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise provided, however, the restrictions contained in this Section 4(l) shall not apply to the issuance of up to 100,000 shares of Common Stock pursuant to an acquisition of assets.

      (m) During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Needham & Company, LLC.

      (n) The Company's executive officers and directors have each entered into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, LLC, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares, and the forms of such lock-up agreements are attached to Schedule II hereto.

      (o) The Company represents and agrees that, without the prior consent of Needham & Company, LLC, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the

Company and Needham & Company, LLC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, and Needham & Company, LLC is listed on Schedule III(a) or Schedule III(b) hereto. The Company and the Underwriter each acknowledge that as of the Applicable Time the Company has not provided the Underwriter with any Issuer Free Writing Prospectus, other than any Issuer Free Writing Prospectus listed on
Schedule III(a) or Schedule III(b) at the Applicable Time.

      (p) The Company has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

      (q) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Needham & Company, LLC and, if requested by Needham & Company, LLC, the Company will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. The foregoing representation and warranty in this Section 4(q) does not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in an Issuer Free Writing Prospectus.

      5. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

      (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rules 424, 430A, 430B and 430C of the Rules and Regulations shall have been made. All material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

      (b) (i) No stop order suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission, (iii) any request for additional information on the part of the staff of the Commission shall have been complied with to the satisfaction of the staff of the Commission, (iv) after the date hereof no amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not reasonably object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

      (c) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement, the Pricing Prospectus and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

      (d) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, have a Material Adverse Effect or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

      (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

      (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, in form and substance previously agreed to by Needham & Company, LLC from Ropes & Gray LLP, counsel to the Company.

      (g) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Goodwin Procter LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

      (h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

      (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that, to such individual's knowledge:

            (i) Each signer of such certificate has carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Pricing Prospectus and the Prospectus) and each of the Issuer Free Writing Prospectuses (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading, (B) the Pricing Prospectus, as supplemented by each Issuer Free Writing Prospectus listed on Schedule III(a) and III(b) hereto, as of the Applicable Time when considered together with and as supplemented by the statements under the caption "Description of

      Capital Stock" in the Prospectus, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not untrue or misleading, and (C) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

            (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects.

            (iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

      (j) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(m).

      (k) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

      (l) Prior to the Closing Date, the Company shall have filed a notice of listing additional shares with the NASDAQ.

      (m) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement, the Pricing Prospectus or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

      6.  Indemnification.

      (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Prospectus, or any Issuer Free Writing Prospectus. The Company and the Underwriters acknowledge that the public offering price and the statements set forth under the second, eighth, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the heading "Underwriting" in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. No information relating to any Underwriter has been furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

      (b) Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in
Section 6(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the public offering price and the statements set forth under the second, eighth, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the heading "Underwriting" in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus and the Prospectus. No information relating to any Underwriter has been furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

      (c) Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the loss of rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there are legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred upon receipt of reasonably detailed invoices. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

      (d) If the indemnification provided for in this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and
(c) of this Section 6 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d) unless, and only to the extent that, the party or parties from whom contributions may be sought is or are prejudiced by such omission. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

      (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

      7. Reimbursement of Certain Expenses. In addition to its other obligations under Section 6(a) of this

Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its or their respective obligations hereunder or under law, all as described in Section 6(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

      8. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by NASDAQ, (ii) trading in securities generally on NASDAQ shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by NASDAQ, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

      If this Agreement is terminated pursuant to Section 8 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 4(j), 6 and 7 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Shares; provided, however, that the Company shall have no obligation to reimburse such expenses if the purchase of the Shares is not consummated due to default by one or more of the Underwriters.

      9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 23 Esquire Road, North Billerica, Massachusetts 01862, Attention: Chief Executive Officer, with a copy to Paul M. Kinsella, Esq., Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, or (b) if to the Underwriters, to the Representatives at the offices of Needham & Company, LLC, 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Michael S. Turner, Esq., Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109. Any such notice shall be effective only upon receipt. Any notice under such Section 8 or 9 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

      This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

      The Company and the Underwriters acknowledges and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

      Any action required or permitted to be made by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, LLC.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

      This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

THE COMPANY AND THE UNDERWRITERS EACH HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

BTU INTERNATIONAL, INC.

By:   /s/ Paul J. van der Wansem
-----------------------------
Name: Paul J. van der Wansem
Title: Chairman and Chief Executive Officer


Confirmed as of the date first
above mentioned:

NEEDHAM & COMPANY, LLC
   Acting on behalf of themselves
   and as the Representatives of
   the other several Underwriters
   named in Schedule I hereto.

By: NEEDHAM & COMPANY, LLC

By: /s/ Janice L. Triolo
    ----------------------
    Name: Janice L. Triolo
    Title: Managing Director

                                   SCHEDULE I

                                  UNDERWRITERS

                                                          Number of
                                                            Firm
                                                           Shares
Underwriters                                           to be Purchased
------------                                           ---------------
Needham & Company, LLC..............................      1,250,000
                                                          ---------

           Total....................................      1,250,000
                                                          =========

                                   SCHEDULE II

                           FORMS OF LOCK-UP AGREEMENT

                                                                   Standard Form

                       [LETTERHEAD OF OFFICER OR DIRECTOR
                           OF BTU INTERNATIONAL, INC.]

                             BTU International, Inc.
                         Public Offering of Common Stock

                                                      ____________________, 2005

Needham & Company, LLC
As Representatives of the several Underwriters, c/o Needham & Company, LLC
445 Park Avenue
New York, New York 10022
Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between BTU International, Inc., a Delaware corporation (the "Company"), and you, as representatives of a group of Underwriters named therein (collectively, the "Underwriters"), relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Needham & Company, LLC ("Needham"), during the Lock-Up Period (as defined below), offer, sell, contract to sell, assign, transfer, encumber, pledge, swap, hedge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, (i) any shares of capital stock of the Company, (ii) any securities convertible into or exercisable or exchangeable for such capital stock, (iii) or which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether now owned or hereinafter acquired (collectively, the "Undersigned's Shares"), or publicly announce an intention to effect any such transaction.

      Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) as a bona fide gift or gifts, or by will or intestacy, provided that the transferee or transferees thereof agree to be bound by the restrictions set forth herein or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this letter, "immediate family" shall mean the undersigned and the spouse, any lineal or adopted descendant, father, mother, brother or sister of the undersigned. In addition, notwithstanding the foregoing, if the undersigned is (i) a limited partnership, the limited partnership may transfer the capital stock of the Company to its limited partners or (ii) a limited liability company, the limited liability company may transfer the capital stock of the Company to its members; provided however, that in any such case it shall be a condition to the transfer that each transferee execute an agreement stating that such transferee is receiving and holding such capital stock subject to the provisions of this letter and there shall be no further transfer of such capital stock except in accordance with this letter; and provided further, that any such transfer shall not involve a disposition for value.

      The undersigned will provide the Company and Needham with prompt notice of any intent to consummate a permitted transfer of the Undersigned's Shares during the Lock-Up Period.

      The term "Lock-Up Period" means the period beginning on the date hereof and ending on and including the 90th day after the date of the Underwriting Agreement, except that if (a) during the 17-day period ending on and including such 90th day, the Company releases earnings results or material news or a material event relating to the Company occurs or (b) prior to such 90th day, the Company announces an intention to release earnings results during the 16-day period beginning on such 90th day, then in each case the Lock-Up Period shall be automatically extended until the expiration of the 18th day following the date of such earnings release or the occurrence of such material news or material event, as applicable, unless Needham waives, in writing, such extension.

      The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this letter in proceeding with the transactions contemplated by the Underwriting Agreement. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this letter. The agreement set forth above shall be terminated and the undersigned shall be released from the undersigned's obligations hereunder if, for any reason, (i) the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Company notifies you in writing that it does not intend to proceed with the Underwriters in the proposed offering or (iii) the registration statement filed with the Securities and Exchange Commission with respect to the proposed offering is withdrawn.

                                   Very truly yours,

                                   _______________________________________

                                   Name: _________________________________

                                   Address: ______________________________

                                            ______________________________

                                                  Form Signed by Joseph F. Wrinn

                       [LETTERHEAD OF OFFICER OR DIRECTOR
                           OF BTU INTERNATIONAL, INC.]

                             BTU International, Inc.
                         Public Offering of Common Stock

                                                      ____________________, 2005

Needham & Company, LLC
As Representatives of the several Underwriters, c/o Needham & Company, LLC
445 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between BTU International, Inc., a Delaware corporation (the "Company"), and you, as representatives of a group of Underwriters named therein (collectively, the "Underwriters"), relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Needham & Company, LLC ("Needham"), during the Lock-Up Period (as defined below), offer, sell, contract to sell, assign, transfer, encumber, pledge, swap, hedge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, (i) any shares of capital stock of the Company, (ii) any securities convertible into or exercisable or exchangeable for such capital stock, (iii) or which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether now owned or hereinafter acquired (collectively, the "Undersigned's Shares"), or publicly announce an intention to effect any such transaction.

      Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) up to 3,000 of the Undersigned's Shares, provided such shares are received upon exercise of options to purchase Common Stock held by the undersigned that would expire during the Lock-Up Period (as defined below) if not exercised, (iii) as a bona fide gift or gifts, or by will or intestacy, provided that the transferee or transferees thereof agree to be bound by the restrictions set forth herein or (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this letter, "immediate family" shall mean the undersigned and the spouse, any lineal or adopted descendant, father, mother, brother or sister of the undersigned. In addition, notwithstanding the foregoing, if the undersigned is (i) a limited partnership, the limited partnership may transfer the capital stock of the Company to its limited partners or (ii) a limited liability company, the limited liability company may transfer the capital stock of the Company to its members; provided however, that in any such case it shall be a condition to the transfer that each transferee execute an agreement stating that such transferee is receiving and holding such capital stock subject to the provisions of this letter and there shall be no further transfer of such capital stock except in accordance with this letter; and provided further, that any such transfer shall not involve a disposition for value.

      The undersigned will provide the Company and Needham with prompt notice of any intent to consummate a permitted transfer of the Undersigned's Shares during the Lock-Up Period.

      The term "Lock-Up Period" means the period beginning on the date hereof and ending on and including the 90th day after the date of the Underwriting Agreement, except that if (a) during the 17-day period ending on and including such 90th day, the Company releases earnings results or material news or a material event relating to the Company occurs or (b) prior to such 90th day, the Company announces an intention to release earnings results during the 16-day period beginning on such 90th day, then in each case the Lock-Up Period shall be automatically extended until the expiration of the 18th day following the date of such earnings release or the occurrence of such material news or material event, as applicable, unless Needham waives, in writing, such extension.

      The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this letter in proceeding with the transactions contemplated by the Underwriting Agreement. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this letter. The agreement set forth above shall be terminated and the undersigned shall be released from the undersigned's obligations hereunder if, for any reason, (i) the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Company notifies you in writing that it does not intend to proceed with the Underwriters in the proposed offering or (iii) the registration statement filed with the Securities and Exchange Commission with respect to the proposed offering is withdrawn.

                                   Very truly yours,

                                   _______________________________________

                                   Name: _________________________________

                                   Address: ______________________________

                                            ______________________________

                                           Form Signed by Paul J. van der Wansem

                       [LETTERHEAD OF OFFICER OR DIRECTOR
                           OF BTU INTERNATIONAL, INC.]

                             BTU International, Inc.
                         Public Offering of Common Stock

                                                      ____________________, 2005

Needham & Company, LLC
As Representatives of the several Underwriters, c/o Needham & Company, LLC
445 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between BTU International, Inc., a Delaware corporation (the "Company"), and you, as representatives of a group of Underwriters named therein (collectively, the "Underwriters"), relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Needham & Company, LLC ("Needham"), during the Lock-Up Period (as defined below), offer, sell, contract to sell, assign, transfer, encumber, pledge, swap, hedge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, (i) any shares of capital stock of the Company, (ii) any securities convertible into or exercisable or exchangeable for such capital stock, (iii) or which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether now owned or hereinafter acquired (collectively, the "Undersigned's Shares"), or publicly announce an intention to effect any such transaction.

      Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) at any time later than the 60th day after the date of the Underwriting Agreement, but only with respect to up to a maximum of 50,000 of the Undersigned's Shares, (iii) as a bona fide gift or gifts, or by will or intestacy, provided that the transferee or transferees thereof agree to be bound by the restrictions set forth herein or (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this letter, "immediate family" shall mean the undersigned and the spouse, any lineal or adopted descendant, father, mother, brother or sister of the undersigned. In addition, notwithstanding the foregoing, if the undersigned is (i) a limited partnership, the limited partnership may transfer the capital stock of the Company to its limited partners or (ii) a limited liability company, the limited liability company may transfer the capital stock of the Company to its members; provided however, that in any such case it shall be a condition to the transfer that each transferee execute an agreement stating that such transferee is receiving and holding such capital stock subject to the provisions of this letter and there shall be no further transfer of such capital stock except in accordance with this letter; and provided further, that any such transfer shall not involve a disposition for value.

      The undersigned will provide the Company and Needham with prompt notice of any intent to consummate a permitted transfer of the Undersigned's Shares during the Lock-Up Period.

      The term "Lock-Up Period" means the period beginning on the date hereof and ending on and including the 90th day after the date of the Underwriting Agreement, except that if (a) during the 17-day period ending on and including such 90th day, the Company releases earnings results or material news or a material event relating to the Company occurs or (b) prior to such 90th day, the Company announces an intention to release earnings results during the 16-day period beginning on such 90th day, then in each case the Lock-Up Period shall be automatically extended until the expiration of the 18th day following the date of such earnings release or the occurrence of such material news or material event, as applicable, unless Needham waives, in writing, such extension.

      The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this letter in proceeding with the transactions contemplated by the Underwriting Agreement. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this letter. The agreement set forth above shall be terminated and the undersigned shall be released from the undersigned's obligations hereunder if, for any reason, (i) the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Company notifies you in writing that it does not intend to proceed with the Underwriters in the proposed offering or (iii) the registration statement filed with the Securities and Exchange Commission with respect to the proposed offering is withdrawn.

                                   Very truly yours,

                                   _______________________________________

                                   Name: _________________________________

                                   Address: ______________________________

                                            ______________________________

                                 SCHEDULE III(a)

None

                                 SCHEDULE III(b)

None

                                      -29-